Lawrence M. Ziemba Elected as Independent Director

PARSIPPANY, N.J. – (BUSINESS WIRE) – December 30, 2019 – PBF Logistics LP (NYSE:PBFX, the “Partnership”) today announced that Lawrence M. Ziemba has been elected as an independent director of PBF Logistics GP LLC, the general partner of the Partnership, effective December 31, 2019.

Thomas J. Nimbley, Chairman of the Board and Chief Executive Officer, commented, “We are very pleased to have Larry join the Board of Directors of PBF Logistics GP LLC. Larry has extensive industry experience and will be a significant contributor to the Board.”

Mr. Ziemba most recently served as Executive VP, Refining and a member of the Executive Committee of Phillips 66. He held this position following the separation of Phillips 66 from ConocoPhillips in May 2012. During his career, he held various positions in downstream for ConocoPhillips, Phillips Petroleum, Tosco, and Unocal.

Forward-Looking Statements

This press release contains forward-looking statements (as that term is defined under the federal securities laws) made by the Partnership and its management. Such statements are based on current expectations, forecasts and projections, including, but not limited to, anticipated financial and operating results, plans, objectives, expectations and intentions that are not historical in nature. Forward-looking statements should not be read as a guarantee of future performance or results, and may not necessarily be accurate indications of the times at, or by which, such performance or results will be achieved. Forward-looking statements are based on information available at the time, and are subject to various risks and uncertainties, including risks relating to the securities markets generally, the impact of adverse market conditions impacting PBFX’s logistics and other assets, the possibility that the Partnership may not consummate any pending acquisitions, the Partnership’s plans for financing any pending acquisitions, and other risks inherent in PBFX’s business. For more information concerning factors that could cause actual results to differ from those expressed or forecasted, see PBFX’s filings with the Securities and Exchange Commission including its most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q. Forward-looking statements reflect information, facts and circumstances only as of the date they are made. The Partnership assumes no responsibility or obligation to update forward-looking statements except as may be required by law.

PBF Logistics LP

PBF Logistics LP, headquartered in Parsippany, New Jersey, is a fee-based, growth-oriented master limited partnership formed by PBF Energy Inc. to own or lease, operate, develop and acquire crude oil and refined petroleum products terminals, pipelines, storage facilities and similar logistics assets.

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Contacts:
Colin Murray (investors)
ir@pbfenergy.com
Tel: 973.455.7578

Michael C. Karlovich (media)
mediarelations@pbfenergy.com
Tel: 973.455.8994